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                                                                      Exhibit 23



                              ARTHUR ANDERSEN LLP



                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



     To CYTOGEN CORPORATION:

     As independent public accountants, we hereby consent to the incorporation of our report included in this Form 10-K, into the Company's previously filed Form S-8 Registration Statement (File No. 33-30595), filed with the Securities and Exchange Commission on August 18, 1989, Form S-3 Registration Statement (File No. 33-35140), filed with the Securities and Exchange Commission on May 31, 1990, Form S-8 Registration Statement (File No. 33-52574), filed with the Securities and Exchange Commission on September 29, 1992, Form S-8 Registration Statement (File No. 33-57004), filed with the Securities and Exchange Commission on January 12, 1993 and Form S-3 Registration Statement (File No. 33-77396) filed with the Securities and Exchange Commission on April 6, 1994.


     Philadelphia, PA
     March 16, 1995


                                                             ARTHUR ANDERSEN LLP